Government of Puerto Rico
Department of State

Transaction Date: 30-Apr-2020
Register No: 443241
Order No: 1762510

Government of Puerto Rico

Certificate of Incorporation of a Stock Corporation

Article I - Corporation Name

The name of the Domestic Corporation is: MCIG INC.
Desired term for the entity name is: Inc.

Article II - Designated Office and Resident Agent

Its designated office in the Government of Puerto Rico will be located at:

Street Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Mailing Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Phone	**(571) 338-9751**

The name, street and mailing address of the Resident Agent in charge of said office is:

Name	**Brown, Scott**
Street Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Mailing Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Email	**paul@mcig.org**
Phone	**(571) 338-9751**

Article III - Nature of Business

This is a For Profit entity whose nature of business or purpose is as follows:

To engage in lawful business activities

Article IV - Capital Stock

The number and classes of authorized capital stock of this corporation are as follows:

Class	**Preferred**
Share Number	**50,000,000**
Par Value	**$0.01**

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

The number and classes of authorized capital stock of this corporation are as follows:

Class	**Common**
Share Number	**560,000,000**
Par Value	**$0.01**

The denomination, faculties, preferences, and rights of the stock are:

Fixed by the Board of Directors by corporate resolution.

Article V - Incorporators

The name, street and mailing address of each Incorporator is as follows:

Name	**Rosenberg, Paul**
Street Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Mailing Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Email	**paul@mcig.org**

Article VI - Officers

If the faculties of the Incorporators will end upon the filing of the Certificate of Incorporation of a Stock Corporation, the names, physical and mailing address of the persons who will act as Officers until the first annual meeting of the members or until their successors replace them are as follows:

Name	**Rosenberg, Paul**
Title	**President, Secretary, Treasurer**
Street Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Mailing Address	**1064 AVE PONCE DE LEON STE 200, SAN JUAN, PR, 00907**
Email	**paul@mcig.org**
Expiration Date	**Indefinite**

Article VII - Terms of Existence

The term of existence of this entity will be: **Perpetual**

The date from which the entity will be effective is: **30-Apr-2020**

Supporting Documents

Document	Date Issued

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I/We Rosenberg, Paul, the undersigned, for the purpose of forming a corporation pursuant to the laws of Puerto Rico, hereby swear that the facts herein stated are true. This 30th day of April, 2020.